                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest
event reported)                   March 22, 2000
                                  ----------------------------------------------

                            Kana Communications, Inc.
--------------------------------------------------------------------------------
                   (Exact name of registrant as specified in its charter)

           Delaware                                             77-0435679
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                (IRS Employer
       of incorporation)           File Number)             Identification No.)

     740 Bay Road, Redwood City, California                         94063
--------------------------------------------------------------------------------
    (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number,
including area code               (650) 298-9282
                                  ----------------------------------------------

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

KPMG LLP was previously the principal accountants for Kana Communications, Inc. On March 22, 2000, the Company and KPMG LLP mutually agreed to terminate KPMG LLP's appointment as the principal accountants of the Company due to an anticipated business relationship between the two companies. The decision to change accountants was approved by the audit committee of the board of directors of the Company.

In connection with the audits of the fiscal years ended December 31, 1998 and 1999, and the subsequent interim period through March 22, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of KPMG LLP on the consolidated financial statements of Kana Communications, Inc. as of and for the years ended December 31, 1998 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG LLP is attached as Exhibit 16.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)   Exhibits.   16.1  Letter from KPMG LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          KANA COMMUNICATIONS, INC.


Dated: March 30, 2000                 By: /s/ MICHAEL J. MCCLOSKEY
                                          -----------------------------
                                          Michael J. McCloskey
                                          Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit
Number                          Description of Document
-------                         -----------------------

16.1                            Letter from KPMG LLP